UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 2, 2014

TIME WARNER INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-15062	13-4099534
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)

One Time Warner Center, New York, New York 10019
(Address of Principal Executive Offices) (Zip Code)

212-484-8000
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 2, 2014, Time Warner Inc. (the “Company”) announced that Doug Horne, age 44, will serve as Senior Vice President and Controller of the Company beginning January 1, 2015, succeeding Pascal Desroches. Turner Broadcasting System, Inc. (“Turner”), a wholly-owned subsidiary of the Company, announced on October 2, 2014 that Pascal Desroches will become Executive Vice President and Chief Financial Officer at Turner beginning January 1, 2015.

Mr. Horne currently is the Senior Vice President and Deputy Controller of the Company, a position that he has held since 2011.  Prior to joining the Company, Mr. Horne held various positions at AOL Inc. for 11 years, most recently serving as Deputy Chief Financial Officer, Controller, and Chief Accounting Officer.  AOL Inc. was a wholly-owned subsidiary of the Company until it was spun off into an independent publicly traded company in December 2009.  Before joining AOL Inc., Mr. Horne held positions with Ernst & Young LLP in its Technology, Communications and Entertainment assurance practice for several years.

The press release issued by the Company on October 2, 2014 announcing Mr. Horne’s appointment is attached as Exhibit 99.1 to this report.

Item 9.01.	Financial Statements and Exhibits.

Exhibit	Description

99.1	Press release issued October 2, 2014 by Time Warner Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIME WARNER INC.
By:	/s/ Edward B. Ruggiero
	Name:	Edward B. Ruggiero
	Title:	Senior Vice President and Treasurer

Date:  October 8, 2014

EXHIBIT INDEX

Exhibit	Description

99.1	Press release issued October 2, 2014 by Time Warner Inc.